As filed with the Securities and Exchange Commission on January 3, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scopus Biopharma INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	82-1248020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 Lexington Avenue, Suite 300
New York, New York 10170
(212) 479-2513

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua R. Lamstein
Chairman
420 Lexington Avenue, Suite 300
New York, New York 10170
(212) 479-2513

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Rosenthal, Esq.

Anna Tomczyk, Esq.

Dechert LLP

1095 Avenue of Americas

New York, New York 10036

(212) 698-3500

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.001 per share	6,000,000	$1.64	$9,840,000	$912.17

(1)	Includes 3,000,000 shares of common stock issuable upon the exercise of outstanding additional investment options. The shares will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of the registrant’s Common Stock reported on the Nasdaq Global Market on December 29, 2021, a date within five business days prior to the filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2022

PROSPECTUS

3,000,000 shares of Common Stock

3,000,000 shares of Common Stock issuable upon the exercise of additional investment options

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 6,000,000 shares of our common stock, consisting of (i) 3,000,000 shares of our common stock, or the Shares, and (ii) 3,000,000 shares of our common stock issuable upon the exercise of additional investment options to purchase shares of our common stock, or the AIOs. We issued the Shares and the AIOs to the selling stockholders in a private placement transaction pursuant to Securities Purchase Agreements, dated November 21, 2021, by and among us and the selling stockholders. We are registering the Shares and the shares issuable upon exercise of the AIOs on behalf of the selling stockholders, to be offered and sold by them from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. However, we will receive proceeds from cash exercise of the AIOs which, if exercised for cash with respect to all of the 3,000,000 shares of common stock, would result in gross proceeds of approximately $9.4 million to us. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 8.

Our common stock is listed on The Nasdaq Global Market under the symbol “SCPS.” On December 31, 2021, the last reported sale price of our common stock was $1.635 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under "Risk Factors" beginning on page 5 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to "we," "us," "our," "Scopus," the "Company" and similar designations refer to Scopus BioPharma Inc. This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K, as amended, and our most recent Quarterly Report on Form 10-Q, before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical needs. Our mission is to improve patient outcomes and save lives.

On September 2, 2021, we announced the launch of Duet BioTherapuetics, or Duet. Duet integrates the management and clinical development of the immunotherapy assets of Scopus and Olimmune Inc., or the Duet Platform. Olimmune was acquired by Scopus in June 2021.

The Duet Platform is comprised of three distinctive, complementary CpG-STAT3 inhibitors:

●	RNA silencing	CpG-STAT3siRNA	(“DUET-01”)
●	Antisense	CpG-STAT3ASO	(“DUET-02”)
●	DNA-binding inhibitor	CpG-STAT3decoy	(“DUET-03”)

Our lead development program, DUET-01, is a novel, targeted immunotherapy for the treatment of multiple cancers. We have partnered with City of Hope, or COH, for DUET-01, which is a TRL9 agonist and STAT3 inhibitor. Pre-clinical testing at COH was designed to determine whether DUET-01 would reduce growth and metastasis of various pre-clinical tumor models, including melanoma, and colon and bladder cancers, as well as leukemia and lymphoma. Based upon such testing, an IND for DUET-01 for B-cell non-Hodgkin lymphoma, or B-cell lymphoma, was filed with and subsequently approved by the United States Food and Drug Administration in April 2021 and May 2021, respectively. A first-in-human Phase 1 clinical trial for B-cell lymphoma is currently seeking to enroll patients.

Duet expects to file two INDs for DUET-02 in Q4 2022 in genitourinary and head and neck cancers, with Phase 1 clinical trials beginning in Q1 2023 in the United States. Duet is also evaluating combination therapies with checkpoint inhibitors for its CpG-STAT3 inhibitors.

Our pipeline of drug candidates also includes MRI-1867, a peripherally-restricted, dual-action cannabinoid-1 receptor inverse agonist and inhibitor of inducible nitric oxide synthase licensed from the National Institutes of Health. We have also licensed technologies from The Hebrew University of Jerusalem related to several additional research and development programs.

We are continually monitoring the impact of the on-going global pandemic on us. Until we are able to gain greater visibility as to the impact of the evolving pandemic, including emerging variants and responses thereto, we intend to commit greater resources to our existing and future programs in the United States and may reduce resources for development programs outside the United States. Moreover, with respect to all of our programs, we continually evaluate them for feasibility and potential likelihood of success generally and relative to the cost of development, time for enrollment and development, patent life and market exclusivity. As such, we may seek to accelerate programs or terminate programs based on these analyses, our financial wherewithal, market dynamics and other factors.

Corporate Information

We were incorporated in the State of Delaware on April 18, 2017 under the name Project18 Inc. On December 11, 2017, we changed our name to Scopus BioPharma Inc. Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170. We maintain our principal offices in Israel in Jerusalem with an additional office in Tel Aviv. Our corporate telephone number is (212) 479-2513.

Our corporate website is www.scopusbiopharma.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Private Placement

On November 21, 2021, we entered into securities purchase agreements with certain institutional investors named therein, or the Investors, pursuant to which we agreed to sell and issue, in a private placement offering, or the Private Placement, 3,000,000 Shares, Series A Additional Investment Options, or the Series A AIOs, to purchase 1,500,000 shares of Common Stock and Series B Additional Investment Options, or the Series B AIOs, to purchase 1,500,000 shares of Common Stock, at a purchase price of $3.25 per Share and associated AIOs. We refer to the Series A AOIs and the Series B AIOs as the AIOs.

The Series A AIOs are exercisable immediately with a term of five years following the date of the effectiveness of an authorized share increase to increase the amount of authorized Common Stock in our Certificate of Incorporation, or the Authorized Share Increase Date, and have an exercise price of $3.125 per share. The Series B AIOs are exercisable upon the Authorized Share Increase Date with a term of five years following the Authorized Share Increase Date and have an exercise price of $3.125 per share.

In connection with the Private Placement, on November 21, 2021, we entered into Registration Rights Agreements with the Investors. Pursuant to the Registration Rights Agreements, we agreed to file an initial registration statement with the SEC covering the resale of the Shares and the shares of Common Stock underlying the AIOs no later than January 4, 2022 and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than the later of (i) February 15, 2022 and (ii) 30 days after the Authorized Share Increase Date, subject to certain exceptions.

The registration statement of which this prospectus is a part relates to the resale of the Shares and the shares of common stock issuable upon the exercise of the AIOs issued to the selling stockholders in the foregoing transaction.

The Offering

Common stock offered by the selling stockholders	6,000,000 shares, including 3,000,000 Shares and 3,000,000 shares issuable upon the exercise of the AIOs.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 5, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	SCPS. We do not intend to apply for listing of the AIOs on any securities exchange or nationally recognized trading system.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and described in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled "Where You Can Find Additional Information." Please also read carefully the section entitled "Special Note Regarding Forward-Looking Statements."

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. However, we will receive proceeds from cash exercise of the AIOs which, if exercised for cash with respect to all of the 3,000,000 shares of common stock, would result in gross proceeds of approximately $9.4 million to us. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the Registration Expenses. Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon the exercise of the AIOs. For additional information regarding the issuances of those shares of common stock and AIOs, see “Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Shares and the AIOs, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of the shares of common stock and AIOs, as of December 1, 2021, based on information provided to us by the selling stockholders, assuming exercise of the AIOs held by the selling stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. In accordance with the terms of the Registration Rights Agreements with the selling stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the related AIOs, determined as if the outstanding AIOs were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the AIOs. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the AIOs held by selling stockholders, a selling stockholder may not exercise any AIOs to the extent such exercise would cause such selling stockholders, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such AIOs which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Armistice Capital Master Fund Ltd. (1)	4,200,000	4,200,000	-
Intracoastal Capital, LLC (2)	723,076	723,076	-
Cavalry Special Ops Fund LLC (3)	538,464	538,464	-
Cavalry Fund I LP (4)	538,460	538,460	-

(1) Includes 2,100,000 shares of common stock, 1,050,000 shares of common stock issuable upon the exercise of Series A AIOs and 1,050,000 shares of common stock issuable upon the exercise of Series B AIOs, all of which may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of Armistice Capital Master Fund Ltd, and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2) Includes 361,538 shares of common stock, 180,769 shares of common stock issuable upon the exercise of Series A AIOs and 180,769 shares of common stock issuable upon the exercise of Series B AIOs. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC, or Intracoastal Capital, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital. Mr. Kopin and Mr. Asher disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of Intracoastal Capital is 245 Palm Trail, Delray Beach, FL 33483.

(3) Includes 269,232 shares of common stock, 134,616 shares of common stock issuable upon the exercise of Series A AIOs and 134,616 shares of common stock issuable upon the exercise of Series B AIOs. Thomas Walsh has voting control and investment discretion over the securities reported herein that are held by Cavalry Special Ops Fund LLC . Mr. Walsh disclaims beneficial ownership of the securities except to the extent of his pecuniary interests therein. The address of Cavalry Special Ops Fund LLC is 82 East Allendale Rd., Suite 5B, Saddle River, NJ, 07458.

(4) Includes 269,230 shares of common stock, 134,615 shares of common stock issuable upon the exercise of Series A AIOs and 134,615 shares of common stock issuable upon the exercise of Series B AIOs. Thomas Walsh has voting control and investment discretion over the securities reported herein that are held by Cavalry Fund I LP. Mr. Walsh disclaims beneficial ownership of the securities except to the extent of his pecuniary interests therein. The address of Cavalry Fund I LP is 82 East Allendale Rd., Suite 5B, Saddle River, NJ, 07458.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The financial statements of Scopus BioPharma Inc. as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance upon the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Dechert LLP.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities the selling stockholders are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

You can also obtain copies of materials we file with the SEC from our website found at www.scopusbiopharma.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, until all of the shares of common stock covered by this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2021);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 13, 2021 and November 12, 2021, respectively;

•	our Current Reports on Form 8-K filed (other than information furnished and not filed) on January 20, 2021, February 1, 2021, March 19, 2021, July 1, 2021, July 9, 2021, September 30, 2021, November 26, 2021 and December 27, 2021;

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 9, 2021, including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such forms that are related to such items) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 420 Lexington Avenue, Suite 300, New York, New York 0170, Attn: Secretary or may be made telephonically at (212) 479-2513.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$912.17
Legal Fees and Expenses	$30,000
Accountants’ Fees and Expenses	$5,000
Miscellaneous	$1,500
Total	$37,412.17

Item 15. Indemnification of Directors and Officers.

Scopus BioPharma Inc.’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that Scopus BioPharma Inc. may indemnify to the fullest extent permitted by law all employees. Scopus BioPharma Inc.’s by-laws provide that, if authorized by the board of directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibit Index.

Exhibit No.	Description
4.1(1)	Registration Rights Agreement, dated as of November 21, 2021, by and among Scopus BioPharma Inc. and the investors named therein
4.2(1)	Form of Series A Additional Investment Option
4.3(1)	Form of Series B Additional Investment Option
5.1	Opinion of Dechert LLP.
23.1	Consent of Citrin Cooperman & Company, LLP
23.2	Consent of Dechert LLP (included in legal opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on November 26, 2021.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 3, 2022.

Scopus BioPharma Inc.

By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joshua R. Lamstein and Robert J. Gibson, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Joshua R. Lamstein	Chairman and Director	January 3, 2022
Joshua R. Lamstein	(Principal Executive Officer)

/s/ Robert J. Gibson	Vice Chairman, Secretary, Treasurer and Director	January 3, 2022
Robert J. Gibson	(Principal Financial Officer and Principal Accounting Officer)

Ashish P. Sanghrajka	Director

/s/ Ira Scott Greenspan		January 3, 2022
Ira Scott Greenspan	Director

Paul E. Hopper	Director

/s/ David S. Battleman M.D.		January 3, 2022
David S. Battleman M.D.	Director

/s/ David A. Buckel		January 3, 2022
David A. Buckel	Director

/s/ Raphael Hofstein Ph.D.		January 3, 2022
Raphael Hofstein Ph.D.	Director

/s/ David Weild IV		January 3, 2022
David Weild IV	Director